FOR IMMEDIATE RELEASE
MONDAY, AUGUST 31, 2009

FOR FURTHER INFORMATION:

Bill Hodges
Chief Financial Officer
919-913-1030

POZEN ANNOUNCES FDA ACCEPTANCE OF NDA FOR VIMOVO™

$10 Million Milestone Earned

Chapel Hill, N.C., August 31, 2009 — POZEN Inc. (NASDAQ: POZN), today announced that the U.S. Food and Drug Administration (FDA) has accepted the New Drug Application (NDA) for VIMOVO™ (enteric-coated naproxen / immediate release esomeprazole magnesium, formerly know as PN 400).  VIMOVO is a fixed-dose combination of enteric-coated naproxen, a pain-relieving non-steroidal anti-inflammatory drug (NSAID) and immediate release esomeprazole, a proton pump inhibitor (PPI), under investigation for the treatment of the signs and symptoms of osteoarthritis (OA), rheumatoid arthritis (RA) and ankylosing spondylitis (AS) in patients who are at risk of developing NSAID-associated gastric ulcers.

Nearly 27 million US residents and 140 million people worldwide suffer from OA,1 a disease commonly treated with NSAIDs. Although NSAIDs can relieve pain and reduce inflammation, half of OA patients on chronic NSAID therapy are at risk of developing NSAID associated gastric ulcers2. Only a quarter of OA patients on NSAIDs are prescribed the gastroprotective agent (GPA) therapy they need,2 and up to 60% of patients will not adhere to the recommended PPI co-therapy after the third NSAID prescription,2 making VIMOVO a potentially important treatment option.

In accordance with the terms of the agreement between POZEN and AstraZeneca, the FDA’s notification of acceptance of the NDA filing for VIMOVO prompts a $10 million milestone payment from AstraZeneca to POZEN.

1 World Health Organization.  “Point prevalence (‘000s) for selected causes: by sex, age and WHO subregion b,: 2001.”  www.who.int/healthinfo/statistics/gbdwhoregionprevalence2001.xls.

2 12006 Adelphi Arthritis VI DSP

About POZEN

POZEN is a pharmaceutical company committed to developing therapeutic advancements for diseases with unmet medical needs where it can improve efficacy, safety, and/or patient convenience. POZEN’s efforts are focused primarily on the development of pharmaceutical products for the treatment of acute and chronic pain and other pain-related conditions. POZEN has development and commercialization alliances with GlaxoSmithKline for Treximet®, which was approved in 2008 by the United States Food and Drug Administration for the acute treatment of migraine attacks, with or without aura, in adults, and with AstraZeneca for VIMOVO™, the proposed trade name for the proprietary fixed dose combination of naproxen with the proton pump inhibitor esomeprazole magnesium in a single tablet for conditions such as osteoarthritis and rheumatoid arthritis in patients who are at risk for developing NSAID-associated gastric ulcers. The Company’s common stock is traded on The NASDAQ Stock Market under the symbol “POZN”. For detailed company information, including copies of this and other press releases, see POZEN’s website: www.pozen.com.

Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You should be aware that our actual results could differ materially from those contained in the forward-looking statements, which are based on management’s current expectations and are subject to a number of risks and uncertainties, including, but not limited to, our failure to successfully commercialize our product candidates; costs and delays in the development and/or FDA approval of our product candidates, including as a result of the need to conduct additional studies, or the failure to obtain such approval of our product candidates, including as a result of changes in regulatory standards or the regulatory environment during the development period of any of our product candidates; uncertainties in clinical trial results or the timing of such trials, resulting in, among other things, an extension in the period over which we recognize deferred revenue or our failure to achieve milestones that would have provided us with revenue; our inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products, including our dependence on GlaxoSmithKline for the sales and marketing of Treximet; competitive factors; our inability to protect our patents or proprietary rights and obtain necessary rights to third party patents and intellectual property to operate our business; our inability to operate our business without infringing the patents and proprietary rights of others; general economic conditions; the failure of any products to gain market acceptance; our inability to obtain any additional required financing; technological changes; government regulation; changes in industry practice; and one-time events, including those discussed herein and in our Quarterly Report on Form 10-Q for the period ended June 30, 2009. We do not intend to update any of these factors or to publicly announce the results of any revisions to these forward-looking statements.

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